Exhibit 99.2

EMPIRE STATE REALTY TRUST

Supplemental Operating and Financial Data

June 30, 2024

9:30:33
CNBC
NYSE
CNBC
NYSE

Second Quarter 2024

Forward-looking Statements

This presentation includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. You can identify forward-looking statements by the use of forward-looking terminology such as “aims," "anticipates," "approximately," "believes," "contemplates," "continues," "estimates," "expects," "forecasts," "hope," "intends," "may," "plans," "seeks," "should," "thinks," "will," "would" or the negative of these words and phrases or similar words or phrases. For the avoidance of doubt, any projection, guidance, or similar estimation about the future or future results, performance or achievements is a forward-looking statement.

Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all).

Many important factors could cause our actual results, performance, achievements, and future events to differ materially from those set forth, implied, anticipated, expected, projected, assumed or contemplated in our forward-looking statements, including, among other things: (i) economic, market, political and social impact of, and uncertainty relating to, any catastrophic events, including pandemics, epidemics or other outbreaks of disease, climate-related risks such as natural disasters and extreme weather events, terrorism and other armed hostilities, as well as cybersecurity threats and technology disruptions; (ii) a failure of conditions or performance regarding any event or transaction described herein; (iii) resolution of legal proceedings involving the Company; (iv) reduced demand for office, multifamily or retail space, including as a result of the changes in the use of office space and remote work; (v) changes in our business strategy; (vi) a decline in Observatory visitors due to changes in domestic or international tourism, including due to health crises, geopolitical events, currency exchange rates, and/or competition from other observatories; (vii) defaults on, early terminations of, or non-renewal of, leases by tenants; (viii) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (ix) declining real estate valuations and impairment charges; (x) termination of our ground leases; (xi) limitations on our ability to pay down, refinance, restructure or extend our indebtedness or borrow additional funds; (xii) decreased rental rates or increased vacancy rates; (xiii) difficulties in executing capital projects or development projects successfully or on the anticipated timeline or budget; (xiv) difficulties in identifying and completing acquisitions; (xv) impact of changes in governmental regulations, tax laws and rates and similar matters; (xvi) our failure to qualify as a REIT; (xvii) incurrence of taxable capital gain on disposition of an asset due to failure of compliance with a 1031 exchange program; and (xviii) failure to achieve sustainability metrics and goals, including as a result of tenant collaboration, and impact of governmental regulation on our sustainability efforts. For a further discussion of these and other factors that could impact the company's future results, performance, or transactions, see the section entitled “Risk Factors” of our annual report on Form 10-K for the year ended December 31, 2023 and any additional factors that may be contained in any filing we make with the U.S. Securities and Exchange Commission.

While forward-looking statements reflect the Company's good faith beliefs, they do not guarantee future performance. Any forward-looking statement contained in this presentation speaks only as of the date on which it was made, and we assume no obligation to update or revise publicly any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes after the date of this presentation, except as required by applicable law. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Second Quarter 2024 Supplemental Definitions

Funds From Operations ("FFO")

We compute FFO in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income (loss) (determined in accordance with GAAP), excluding impairment write-off of investments in depreciable real estate and investments in in-substance real estate investments, gains or losses from debt restructurings and sales of depreciable operating properties, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), less distributions to non-controlling interests and gains/losses from discontinued operations and after adjustments for unconsolidated partnerships and joint ventures. FFO is a widely recognized non-GAAP financial measure for REITs that we believe, when considered with financial statements determined in accordance with GAAP, is useful to investors in understanding financial performance and providing a relevant basis for comparison among REITs. In addition, we believe FFO is useful to investors as it captures features particular to real estate performance by recognizing that real estate has generally appreciated over time or maintains residual value to a much greater extent than do other depreciable assets. Investors should review FFO, along with GAAP net income, when trying to understand an equity REIT’s operating performance. We present FFO because we consider it an important supplemental measure of our operating performance and believe that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results of operations, the utility of FFO as a measure of performance is limited. There can be no assurance that FFO presented by us is comparable to similarly titled measures of other REITs. FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Although FFO is a measure used for comparability in assessing the performance of REITs, as the NAREIT White Paper only provides guidelines for computing FFO, the computation of FFO may vary from one company to another.

Modified Funds From Operations ("Modified FFO")

Modified FFO adds back an adjustment for any above or below-market ground lease amortization to traditionally defined FFO. We believe this a useful supplemental measure in evaluating our operating performance due to the non-cash accounting treatment under GAAP, which stems from the third quarter 2014 acquisition of two option properties following our formation transactions as they carry significantly below market ground leases, the amortization of which is material to our overall results. We present Modified FFO because we believe it is an important supplemental measure of our operating performance in that it adds back the non-cash amortization of below-market ground leases. There can be no assurance that Modified FFO presented by us is comparable to similarly titled measures of other REITs. Modified FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Modified FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions.

Core Funds From Operations ("Core FFO")

Core FFO adds back to Modified FFO the following items: loss on early extinguishment of debt, acquisition expenses, severance expenses, IPO litigation expense and interest expense associated with property in receivership. The Company believes Core FFO is an important supplemental measure of its operating performance because it excludes non-recurring items. There can be no assurance that Core FFO presented by the Company is comparable to similarly titled measures of other REITs. Core FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Core FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results.

Core Funds Available for Distribution ("Core FAD")

In addition to Core FFO, we present Core FAD by (i) adding to Core FFO non-real estate depreciation and amortization, the amortization of deferred financing costs, amortization of debt discounts and non-cash compensation expenses and (ii) deducting straight-line rent, amortization of debt premiums and above/below market rent revenue, and recurring capital improvements such as second generation leasing commissions, tenant improvements, prebuilts, capital expenditures and furniture, fixtures & equipment. Core FAD is presented solely as a supplemental disclosure that we believe provides useful information regarding our ability to fund our dividends. Core FAD does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Core FAD is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. There can be no assurance that Core FAD presented by us is comparable to similarly titled measures of other REITs.

Net Operating Income ("NOI") and Property Cash NOI

NOI is a non-GAAP financial measure of performance. NOI is used by our management to evaluate and compare the performance of our properties and to determine trends in earnings and to compute the fair value of our properties as it is not affected by: (i) the cost of funds of the property owner, (ii) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, (iii) acquisition expenses, loss on early extinguishment of debt, impairment charges and loss from derivative financial instruments, or (iv) general and administrative expenses and other gains and losses that are specific to the property owner. The cost of funds is eliminated from NOI because it is specific to the particular financing capabilities and constraints of the owner. The cost of funds is eliminated because it is dependent on historical interest rates and other costs of capital as well as past decisions made by us regarding the appropriate mix of capital which may have changed or may change in the future. Depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets are eliminated because they may not accurately represent the actual change in value in our office or retail properties that result from use of the properties or changes in market conditions. While certain aspects of real property do decline in value over time in a manner that is reasonably captured by depreciation and amortization, the value of the properties as a whole have historically increased or decreased as a result of changes in overall economic conditions instead of from actual use of the property or the passage of time. Gains and losses from the sale of real property vary from property to property and are affected by market conditions at the time of sale which will usually change from period to period. These gains and losses can create distortions when comparing one period to another or when comparing our operating results to the operating results of other real estate companies that have not made similarly-timed purchases or sales. We believe that eliminating these costs from net income is useful to investors because the resulting measure captures the actual revenue generated and actual expenses incurred in operating our properties as well as trends in occupancy rates, rental rates and operating costs. In some cases, the Company also presents (1) Property Cash NOI, which excludes Observatory NOI and the effects of straight-line rent, fair value lease revenue, and straight-line ground rent expense adjustment, and (2) Property Cash NOI excluding lease termination fees. Property Cash NOI is presented solely as a supplemental disclosure that management believes allows investors to compare NOI performance across periods without taking into account the effect of certain non-cash rental revenues and straight-line ground rent expense adjustment. Similar to depreciation and amortization expense, fair value lease revenues, because of historical cost accounting, may distort operating performance measures at the property level. Additionally, presenting NOI excluding the impact of straight-line rent and straight-line ground rent expense adjustment provides investors with an alternative view of operating performance at the property level that more closely reflects net cash generated in the portfolio. Presenting Property Cash NOI excluding lease termination fees provides investors with additional information that allows them to compare operating performance between periods without taking into account termination fees, which can distort the results for any given period because they generally represent multiple months or years of a tenant’s rental obligations that are paid in a lump sum in connection with a negotiated early termination of the tenant’s lease and are not reflective of the core ongoing operating performance of the Company’s portfolio. However, the usefulness of NOI, Property Cash NOI, and Property Cash NOI excluding lease termination fees is limited because it excludes general and administrative costs, interest expense, depreciation and amortization expense and gains or losses from the sale of properties, and other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, all of which are significant economic costs. NOI and Property Cash NOI may fail to capture significant trends in these components of net income which further limits its usefulness. NOI and Property Cash NOI are measurements of the operating performance of our properties but do not measure our performance as a whole. These metrics therefore are not substitutes for net income as computed in accordance with GAAP. These measures should be analyzed in conjunction with net income computed in accordance with GAAP. Other companies may use different methods for calculating NOI, Property Cash NOI or similarly titled measures and, accordingly, our measures may not be comparable to similarly titled measures reported by other companies that do not define the measure exactly as we do.

Same Store

In the Company’s analysis of NOI, particularly to make comparisons of NOI between periods meaningful, it is important to provide information for properties that were owned by the Company throughout each period presented. The Company refers to properties acquired prior to the beginning of the earliest period presented and owned by the Company through the end of the latest period presented as “Same Store”. Same Store therefore excludes properties acquired after the beginning of the earliest period presented or disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired for that property to be included in Same Store. The Company’s definition of Same Store also excludes properties held-for-sale or those which we otherwise expect to dispose of in the subsequent quarter, properties placed in receivership, and our multifamily properties. For mixed-use properties, all same store property NOI is represented in the property category that comprises the majority of that mixed-use property's NOI. As of June 30, 2024, Same Store excludes 500 Mamaroneck Ave, Harrison, NY which was sold in April 2023, Williamsburg retail in New York City, NY which was acquired in September 2023, and First Stamford Place, Stamford, CT which was placed into receivership in May 2024.

Second Quarter 2024 Supplemental Definitions

EBITDA and Adjusted EBITDA

We compute EBITDA as net income plus interest expense, interest expense associated with property in receivership, income taxes and depreciation and amortization. We present EBITDA because we believe that EBITDA, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of its ability to incur and service debt. EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of its liquidity. For Adjusted EBITDA, we add back impairment charges and (gain) loss on disposition of property.

Net Debt to Adjusted EBITDA

We compute Net Debt to Adjusted EBITDA as the Company’s pro-rata share of gross debt less cash and cash equivalents divided by the Company’s pro-rata share of trailing twelve months Adjusted EBITDA. The Company believes that the presentation of Net Debt to Adjusted EBITDA provides useful information to investors because the Company reviews Net Debt to Adjusted EBITDA as part of the management of its overall financial flexibility, capital structure and leverage based on its percentage ownership interest in all of its assets.

Second Quarter 2024

COMPANY PROFILE

Empire State Realty Trust, Inc. (NYSE: ESRT) is a NYC-focused REIT that owns and operates a portfolio of modernized, amenitized, and well-located office, retail, and multifamily assets. ESRT’s flagship Empire State Building, the “World's Most Famous Building,” features its iconic Observatory that was declared the #1 Attraction in the World - and the #1 Attraction in the U.S. for the third consecutive year - in Tripadvisor’s 2024 Travelers’ Choice Awards: Best of the Best Things to Do. The Company is the recognized leader in energy efficiency and indoor environmental quality.

BOARD OF DIRECTORS

Anthony E. Malkin	Chairman and Chief Executive Officer
Thomas J. DeRosa	Director, Chair of the Compensation and Human Capital Committee
Steven J. Gilbert	Director, Lead Independent Director
S. Michael Giliberto	Director, Chair of the Audit Committee
Patricia S. Han	Director
Grant H. Hill	Director
R. Paige Hood	Director, Chair of the Finance Committee
James D. Robinson IV	Director, Chair of the Nominating and Corporate Governance Committee
Christina Van Tassell	Director
Hannah Yang	Director

EXECUTIVE MANAGEMENT

Anthony E. Malkin	Chairman and Chief Executive Officer
Christina Chiu	President
Thomas P. Durels	Executive Vice President, Real Estate
Steve Horn	Executive Vice President, Chief Financial Officer & Chief Accounting Officer

COMPANY INFORMATION

Corporate Headquarters	Investor Relations	New York Stock Exchange
111 West 33rd Street, 12th Floor	IR@esrtreit.com	Trading Symbol: ESRT
New York, NY 10120
www.esrtreit.com
(212) 687-8700

RESEARCH COVERAGE

Bank of America Merrill Lynch	Camille Bonnel	(416) 369-2140	camille.bonnel@bofa.com
BMO Capital Markets Corp.	John Kim	(212) 885-4115	jp.kim@bmo.com
BTIG	Thomas Catherwood	(212) 738-6140	tcatherwood@btig.com
Citi	Michael Griffin	(212) 816-5871	michael.a.griffin@citi.com
Evercore ISI	Steve Sakwa	(212) 446-9462	steve.sakwa@evercoreisi.com
Green Street Advisors	Dylan Burzinski	(949) 640-8780	dburzinski@greenstreetadvisors.com
KeyBanc Capital Markets	Todd Thomas	(917) 368-2286	tthomas@key.com
Wells Fargo Securities, LLC	Blaine Heck	(443) 263-6529	blaine.heck@wellsfargo.com
Wolfe Research	Andrew Rosivach	(646) 582-9251	arosivach@wolferesearch.com

Second Quarter 2024 Condensed Consolidated Balance Sheets (unaudited and dollars in thousands)

	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Assets
Commercial real estate properties, at cost:
Land	$341,499	$366,357	$366,357	$366,364	$361,497
Development costs	8,187	8,187	8,178	8,178	8,204
Building and improvements	3,153,616	3,327,773	3,280,657	3,245,555	3,196,181
	3,503,302	3,702,317	3,655,192	3,620,097	3,565,882
Less: accumulated depreciation	(1,206,039)	(1,288,519)	(1,250,062)	(1,217,967)	(1,180,558)
Commercial real estate properties, net	2,297,263	2,413,798	2,405,130	2,402,130	2,385,324
Contract asset(1)	166,955	-	-	-	-
Cash and cash equivalents	535,533	333,573	346,620	353,999	315,357
Restricted cash	41,015	51,738	60,336	66,954	80,451
Tenant and other receivables	34,665	40,137	39,836	37,651	32,901
Deferred rent receivables	242,940	257,266	255,628	254,233	249,881
Prepaid expenses and other assets	105,438	74,472	98,167	82,918	98,986
Deferred costs, net	172,318	180,462	172,457	175,488	176,678
Acquired below-market ground leases, net	317,326	319,284	321,241	323,199	325,157
Right of use assets	28,318	28,378	28,439	28,496	28,554
Goodwill	491,479	491,479	491,479	491,479	491,479
Total assets	$4,433,250	$4,190,587	$4,219,333	$4,216,547	$4,184,768

Liabilities and Equity
Mortgage notes payable, net	$700,348	$876,497	$877,388	$878,757	$880,592
Senior unsecured notes, net	1,196,831	973,926	973,872	973,819	973,768
Unsecured term loan facility, net	268,580	268,503	389,286	389,158	389,028
Unsecured revolving credit facility	120,000	120,000	-	-	-
Debt associated with property in receivership	177,667	-	-	-	-
Accrued interest associated with property in receivership	1,589	-	-	-	-
Accounts payable and accrued expenses	90,908	91,005	99,756	83,299	71,709
Acquired below-market leases, net	11,872	12,798	13,750	14,703	15,280
Ground lease liabilities	28,318	28,378	28,439	28,496	28,554
Deferred revenue and other liabilities	61,890	69,289	70,298	75,688	73,972
Tenants' security deposits	24,031	25,457	35,499	39,307	40,253
Total liabilities	2,682,034	2,465,853	2,488,288	2,483,227	2,473,156
Total equity	1,751,216	1,724,734	1,731,045	1,733,320	1,711,612
Total liabilities and equity	$4,433,250	$4,190,587	$4,219,333	$4,216,547	$4,184,768

Notes:
(1)	As of June 30, 2024, we have recorded a contract asset that represents our right to debt extinguishment once the foreclosure process on First Stamford Place is completed.

Second Quarter 2024 Condensed Consolidated Statements of Operations (unaudited and in thousands, except per share amounts)

	Three Months Ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Revenues
Rental revenue (1)	$152,470	$153,882	$151,167	$151,458	$154,603
Observatory revenue	34,124	24,596	36,217	37,562	33,433
Third-party management and other fees	376	265	275	268	381
Other revenue and fees	2,573	2,436	5,223	2,238	2,125
Total revenues	189,543	181,179	192,882	191,526	190,542

Operating expenses
Property operating expenses	41,516	45,060	42,944	42,817	39,519
Ground rent expenses	2,332	2,331	2,332	2,331	2,332
General and administrative expenses	18,020	15,972	16,144	16,012	16,075
Observatory expenses	8,958	8,431	9,282	9,471	8,657
Real estate taxes	31,883	32,241	31,809	32,014	31,490
Depreciation and amortization	47,473	46,081	49,599	46,624	46,280
Total operating expenses	150,182	150,116	152,110	149,269	144,353
Total operating income	39,361	31,063	40,772	42,257	46,189

Other income (expense)
Interest income	5,092	4,178	4,740	4,462	3,339
Interest expense	(25,323)	(25,128)	(25,393)	(25,382)	(25,405)
Interest expense associated with property in receivership	(628)	-	-	-	-
Loss on early extinguishment of debt	-	(553)	-	-	-
Gain (loss) on disposition of property	10,803	-	(2,497)	-	13,565
Income before income taxes	29,305	9,560	17,622	21,337	37,688
Income tax (expense) benefit	(750)	655	(1,792)	(1,409)	(733)
Net income	28,555	10,215	15,830	19,928	36,955
Net (income) loss attributable to noncontrolling interests:
Non-controlling interests in the Operating Partnership	(10,433)	(3,500)	(5,670)	(7,207)	(14,049)
Non-controlling interests in other partnerships	-	(4)	1	(111)	(1)
Private perpetual preferred unit distributions	(1,051)	(1,050)	(1,050)	(1,050)	(1,051)
Net income attributable to common stockholders	$17,071	$5,661	$9,111	$11,560	$21,854

Weighted average common shares outstanding
Basic	164,277	163,491	161,974	161,851	160,028
Diluted	268,716	267,494	267,003	266,073	264,196

Earnings per share attributable to common stockholders

Basic and diluted	$0.10	$0.03	$0.06	$0.07	$0.14

Dividends per share	$0.035	$0.035	$0.035	$0.035	$0.035

Note:
(1)	The following table reflects the components of rental revenue.

	Three Months Ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Rental Revenue
Base rent	$136,328	$136,557	$134,467	$133,228	$138,808
Billed tenant expense reimbursement	16,142	17,325	16,700	18,230	15,795
Total rental revenue	$152,470	$153,882	$151,167	$151,458	$154,603

The preceding table of the components of rental revenue is not, and is not intended to be, a presentation in accordance with GAAP. The Company believes this information is frequently used by management, investors, securities analysts and other interested parties to evaluate the Company's performance.

Second Quarter 2024 Highlights (unaudited and dollars and shares in thousands, except per share amounts)

Three Months Ended
June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Office and Retail Metrics:
Total rentable square footage	8,549,496	9,332,569	9,359,219	9,361,656	9,356,165
Percent occupied (1)	88.5%	87.6%	86.3%	87.0%	86.8%
Percent leased (2)	92.6%	91.1%	90.6%	90.5%	90.3%

Same Store Property Cash Net Operating Income (NOI):
Manhattan office portfolio	$67,165	$63,911	$66,897	$61,985	$62,800
Greater New York office portfolio	1,825	1,383	1,711	1,981	2,167
Retail portfolio	2,517	1,542	1,791	1,752	1,609
Total Same Store Property Cash NOI	$71,507	$66,836	$70,399	$65,718	$66,576

Multifamily Metrics:
Multifamily Cash NOI (3)	$4,533	$4,217	$4,032	$4,837	$3,756
Total number of units	727	727	727	727	721
Percent occupied	97.9%	97.1%	98.1%	97.1%	97.4%

Observatory Metrics:
Observatory NOI	$25,166	$16,165	$26,935	$28,091	$24,776
Number of visitors (4)	648,000	485,000	711,000	743,000	666,000
Change in visitors year-over-year	(2.7)%	9.5%	7.7%	8.2%	16.2%

Ratios at ESRT pro-rata share: (3)
Debt to Total Market Capitalization (5)	46.4%	44.1%	45.2%	49.7%	51.4%
Net Debt to Total Market Capitalization (5)	39.9%	40.2%	41.1%	45.4%	47.6%
Debt and Perpetual Preferred Units to Total Market Capitalization (5)	48.2%	45.8%	47.0%	51.7%	53.5%
Net Debt and Perpetual Preferred Units to Total Market Capitalization (5)	41.9%	42.0%	43.0%	47.6%	49.8%
Debt to Adjusted EBITDA (6)	6.6	x	6.2	x	6.4	x	6.6	x	6.7	x
Net Debt to Adjusted EBITDA (6)	5.1	x	5.3	x	5.4	x	5.5	x	5.8	x
Core FFO Payout Ratio (7)	15%	17%	14%	14%	14%
Core FAD Payout Ratio (8)	30%	109%	35%	23%	29%
Core FFO per share - diluted	$0.24	$0.21	$0.25	$0.25	$0.26
Diluted weighted average shares	268,716	267,494	267,003	266,073	264,196

Class A common stock price at quarter end	$9.38	$10.13	$9.69	$8.04	$7.49
Dividends declared and paid per share	$0.035	$0.035	$0.035	$0.035	$0.035
Dividends per share - annualized	$0.14	$0.14	$0.14	$0.14	$0.14
Dividend yield (9)	1.5%	1.4%	1.4%	1.7%	1.9%
Series 2013 Private Perpetual Preferred Units outstanding ($16.62 liquidation value)	1,560	1,560	1,560	1,560	1,560
Series 2019 Private Perpetual Preferred Units outstanding ($13.52 liquidation value)	4,664	4,664	4,664	4,664	4,664
Class A common stock	164,483	163,816	162,062	161,346	159,843
Class B common stock (10)	982	982	984	987	988
Operating partnership units	108,713	109,218	107,900	108,618	110,087
Total common stock and operating partnership units outstanding (11)	274,178	274,016	270,946	270,951	270,918

Notes:

(1)	Based on leases signed and commenced as of end of period.
(2)	Represents occupancy and includes signed leases not commenced.
(3)	On March 28, 2024, ESRT acquired the non-controlling interest in its other partnerships. The Multifamily Cash NOI presented here reflects ESRT's pro-rata 90% for the periods prior to this acquisition. Historical ratios remain unchanged, and June 30, 2024 and March 31, 2024 debt ratios reflect ESRT's 100% share of debt and Adjusted EBITDA.
(4)	Reflects the number of visitors who pass through the turnstile, excluding visitors who make a second visit on the same ticket at no additional charge.
(5)	Market capitalization represents the sum of (i) Company's common stock per share price as of June 30, 2024 multiplied by the total outstanding number of shares of common stock and operating partnership units as of June 30, 2024; (ii) the number of Series 2014 perpetual preferred units at June 30, 2024 multiplied by $16.62, (iii) the number of Series 2019 perpetual preferred units at June 30, 2024 multiplied by $13.52, and (iv) our outstanding indebtedness as of June 30, 2024.
(6)	Calculated based on trailing 12 months Adjusted EBITDA. For the period ended June 30, 2024 excludes trailing 12 months Adjusted EBITDA of $12 million relating to First Stamford Place, Stamford CT, which was placed into receivership at the end of May 2024.
(7)	Represents the amount of Core FFO paid out in distributions.
(8)	Beginning in the three months ended December 31, 2023, we have eliminated a deduction of other non-recurring capital improvements from Core FFO to arrive at Core FAD and the related Core FAD Payout Ratio. We made this modification above to the calculation of Core FAD Payout Ratio for the other periods presented; in our previous supplemental reports prior to this change, the Core FAD Payout Ratios were 27% and 33% for the three months ended September 30, 2023 and June 30, 2023, respectively.
(9)	Based on the closing price per share of Class A common stock on June 30, 2024.
(10)	We have two classes of common stock as a means to give our OP Unit holders voting rights in the public company that correspond to their economic interest in the combined entity. A one-time option was created at our formation transactions for any pre-IPO OP Unit holder to exchange one OP Unit out of every 50 OP Units they owned for one Class B share, and such Class B share carries 50 votes to the extent such holder continnues to hold 49 OP units for every Class B share.
(11)	Represents fully diluted common stock and operating partnership units as it includes unvested restricted stock and unvested LTIP units.

Second Quarter 2024 Property Summary - Same Store Net Operating Income ("NOI") by Quarter (unaudited and dollars in thousands)

	Three Months Ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Same Store Portfolio
Revenues	$140,763	$140,147	$139,865	$137,854	$141,077
Operating expenses	(68,762)	(71,486)	(68,923)	(69,574)	(64,846)
Same store property NOI	72,001	68,661	70,942	68,280	76,231
Straight-line rent	(1,887)	(3,218)	(1,967)	(3,924)	(10,944)
Above/below-market rent revenue amortization	(565)	(565)	(534)	(595)	(669)
Below-market ground lease amortization	1,958	1,958	1,958	1,957	1,958
Total same store property cash NOI - excluding lease termination fees	$71,507	$66,836	$70,399	$65,718	$66,576

Percent change over prior year	7.4%	12.3%	11.3%	8.8%	1.1%

Property cash NOI	$71,507	$66,836	$70,399	$65,718	$66,576
Lease termination fees	-	-	-	-	-
Total same store property cash NOI	$71,507	$66,836	$70,399	$65,718	$66,576

Same Store Manhattan Office(1)
Revenues	$133,180	$133,919	$133,207	$130,888	$133,986
Operating expenses	(65,473)	(68,173)	(65,750)	(66,294)	(61,601)
Same store property NOI	67,707	65,746	67,457	64,594	72,385
Straight-line rent	(1,935)	(3,228)	(1,984)	(3,971)	(10,874)
Above/below-market rent revenue amortization	(565)	(565)	(534)	(595)	(669)
Below-market ground lease amortization	1,958	1,958	1,958	1,957	1,958
Total same store property cash NOI - excluding lease termination fees	67,165	63,911	66,897	61,985	62,800
Lease termination fees	-	-	-	-	-
Total same store property cash NOI	$67,165	$63,911	$66,897	$61,985	$62,800

Same Store Greater New York Metropolitan Area Office
Revenues	$3,319	$2,844	$3,072	$3,425	$3,596
Operating expenses	(1,656)	(1,594)	(1,504)	(1,627)	(1,577)
Same store property NOI	1,663	1,250	1,568	1,798	2,019
Straight-line rent	162	133	143	183	148
Above/below-market rent revenue amortization	-	-	-	-	-
Below-market ground lease amortization	-	-	-	-	-
Total same store property cash NOI - excluding lease termination fees	1,825	1,383	1,711	1,981	2,167
Lease termination fees	-	-	-	-	-
Total same store property cash NOI	$1,825	$1,383	$1,711	$1,981	$2,167

Same Store Retail
Revenues	$4,264	$3,384	$3,586	$3,541	$3,495
Operating expenses	(1,633)	(1,719)	(1,669)	(1,653)	(1,668)
Same store property NOI	2,631	1,665	1,917	1,888	1,827
Straight-line rent	(114)	(123)	(126)	(136)	(218)
Above/below-market rent revenue amortization	-	-	-	-	-
Below-market ground lease amortization	-	-	-	-	-
Total same store property cash NOI - excluding lease termination fees	2,517	1,542	1,791	1,752	1,609
Lease termination fees	-	-	-	-	-
Total same store property cash NOI	$2,517	$1,542	$1,791	$1,752	$1,609

Notes:

(1)	Includes 486,943 rentable square feet of retail space in the Company's nine Manhattan office properties.

Second Quarter 2024 Same Store Net Operating Income ("NOI"), Initial Cash Rent Contributing to Cash NOI (unaudited and dollars in thousands)

	Three Months Ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Reconciliation of Net Income to Cash NOI and Same Store Cash NOI
Net income	$28,555	$10,215	$15,830	$19,928	$36,955
Add:
General and administrative expenses	18,020	15,972	16,144	16,012	16,075
Depreciation and amortization	47,473	46,081	49,599	46,624	46,280
Interest expense	25,323	25,128	25,393	25,382	25,405
Interest expense associated with property in receivership	628	-	-	-	-
Loss on early extinguishment of debt	-	553	-	-	-
Income tax expense (benefit)	750	(655)	1,792	1,409	733
Less:
(Gain) loss on disposition of property	(10,803)	-	2,497	-	(13,565)
Third-party management and other fees	(376)	(265)	(275)	(268)	(381)
Interest income	(5,092)	(4,178)	(4,740)	(4,462)	(3,339)
Net operating income	104,478	92,851	106,240	104,625	108,163

Straight-line rent	(1,900)	(3,061)	(2,133)	(5,015)	(11,859)
Above/below-market rent revenue amortization	(513)	(514)	(483)	(554)	(675)
Below-market ground lease amortization	1,958	1,958	1,958	1,957	1,958
Total cash NOI - including Observatory and lease termination fees	104,023	91,234	105,582	101,013	97,587
Less: Observatory NOI	(25,166)	(16,165)	(26,935)	(28,091)	(24,776)
Less: cash NOI from non-Same Store properties	(7,350)	(8,233)	(8,248)	(7,204)	(6,235)
Total Same Store property cash NOI - including lease termination fees	71,507	66,836	70,399	65,718	66,576
Less: Lease termination fees	-	-	-	-	-
Total Same Store property cash NOI - excluding Observatory and lease termination fees	$71,507	$66,836	$70,399	$65,718	$66,576

Multifamily NOI(1)
Revenues	$9,161	$8,472	$8,345	$8,581	$8,119
Operating expenses	(4,578)	(4,209)	(4,268)	(3,683)	(4,254)
NOI	4,583	4,263	4,077	4,898	3,865
Straight-line rent	(109)	(102)	(102)	(103)	(101)
Above/below-market rent revenue amortization	59	56	57	42	(8)
Cash NOI	$4,533	$4,217	$4,032	$4,837	$3,756

Initial Cash Rent Contributing to Cash NOI in the Following Years From Burn-off of Free Rent and Signed Leases not Commenced (2)

		Initial
	Square	Annual	Initial Cash Rent Contributing to Cash NOI in the Following Years
Expected Cash Commencement	Feet	Cash Rent	2024	2025	2026	2027	2028
Third quarter 2024	110,603	6,656	2,722	6,656	6,656	6,538	6,019
Fourth quarter 2024	106,639	5,007	331	5,007	5,007	4,997	4,746
First quarter 2025	32,327	2,005	-	1,745	2,005	2,005	2,005
Second quarter 2025	121,317	7,539	-	4,788	7,539	7,539	7,539
Third quarter 2025	49,477	2,948	-	859	2,948	2,948	2,948
Fourth quarter 2025	13,349	937	-	77	937	937	937
First quarter 2026	86,755	5,650	-	-	5,173	5,650	5,650
Second quarter 2026	60,403	4,054	-	-	2,763	4,054	4,054
Third quarter 2026	27,866	2,229	-	-	1,117	2,229	2,229
Fourth quarter 2026	67,865	4,275	-	-	703	4,275	4,275
First quarter 2027	77,248	5,016	-	-	-	4,958	5,016
Second quarter 2027	9,030	677	-	-	-	453	677
	762,879	$46,993	$3,053	$19,132	$34,848	$46,583	$46,095

	Incremental	Initial
	Annual	Annual	Initial Cash Rent Contributing to Cash NOI in the Following Years
2Q 2024	Cash Rent (3)	Cash Rent	2024	2025	2026	2027	2028
Commenced leases in free rent period	$18,702	$18,951	$2,794	$14,646	$18,952	$18,823	$18,053
Signed leases not commenced	23,254	28,042	259	4,486	15,896	27,760	28,042
	$41,956	$46,993	$3,053	$19,132	$34,848	$46,583	$46,095

Notes:

(1)	On March 28, 2024 we acquired the non-controlling interest in ESRT's joint venture properties. Beginning in the three months ended June 30, 2024, Multifamily NOI figures are presented at 100% ownership. Prior periods disclose ESRT's pro-rata 90% share.
(2)	Excludes signed leases not commenced and commenced leases in free rent period at our First Stamford Place property.
(3)	Reflects initial annual cash rent less annual cash rent from existing tenant in the space.

Second Quarter 2024 Property Summary - Leasing Activity by Quarter (unaudited)

	Three Months Ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Total Office and Retail Portfolio(1)
Total leases executed	35	25	20	22	31
Weighted average lease term	7.0 years	7.9 years	10.4 years	8.4 years	7.9 years
Average free rent period	7.4 months	7.9 months	11.9 months	10.2 months	7.2 months

Office
Total square footage executed	262,991	367,262	177,406	252,562	326,150
Average starting cash rent psf - leases executed	$66.60	$64.03	$64.54	$66.53	$64.27
Previously escalated cash rents psf	$65.31	$61.08	$61.17	$60.28	$56.20
Percentage of new cash rent over previously escalated rents	2.0%	4.8%	5.5%	10.4%	14.4%

Retail
Total square footage executed	8,990	2,458	7,452	3,187	10,164
Average starting cash rent psf - leases executed	$91.14	$400.00	$189.20	$169.44	$122.70
Previously escalated cash rents psf	$75.03	$378.97	$288.16	$169.31	$178.14
Percentage of new cash rent over previously escalated rents	21.5%	5.5%	(34.3)%	0.1%	(31.1)%

Total Office and Retail Portfolio
Total square footage executed	271,981	369,720	184,858	255,749	336,314
Average starting cash rent psf - leases executed	$67.41	$66.27	$70.32	$67.81	$66.10
Previously escalated cash rents psf	$65.63	$63.20	$71.71	$61.64	$60.03
Percentage of new cash rent over previously escalated rents	2.7%	4.9%	(1.9)%	10.0%	10.1%

Leasing commission costs per square foot	$18.87	$21.01	$26.88	$18.99	$17.34
Tenant improvement costs per square foot	65.69	64.98	85.60	88.50	64.40
Total LC and TI per square foot(2)	$84.56	$85.99	$112.48	$107.49	$81.74
Total LC and TI per square foot per year of weighted average lease term(3)	$12.14	$10.92	$10.80	$12.84	$10.32

Occupancy	88.5%	87.6%	86.3%	87.0%	86.8%

Manhattan Office Portfolio
Total leases executed	31	22	15	19	25

Office - New Leases
Total square footage executed	162,655	201,580	96,341	78,305	156,949
Average starting cash rent psf - leases executed	$67.44	$59.70	$62.26	$65.59	$66.35
Previously escalated cash rents psf	$64.36	$55.66	$59.54	$59.89	$48.93
Percentage of new cash rent over previously escalated rents	4.8%	7.3%	4.6%	9.5%	35.6%

Office - Renewal Leases(1)
Current Renewals	43,895	34,084	38,676	157,133	151,361
Early Renewals	54,761	121,612	20,962	7,270	-
Total square footage executed	98,656	155,696	59,638	164,403	151,361
Average starting cash rent psf - leases executed	$65.50	$70.30	$68.61	$68.42	$62.55
Previously escalated cash rents psf	$67.09	$68.19	$64.26	$61.62	$63.79
Percentage of new cash rent over previously escalated rents	(2.4)%	3.1%	6.8%	11.0%	(1.9)%

Total Manhattan Office Portfolio
Total square footage executed	261,311	357,276	155,979	242,708	308,310
Average starting cash rent psf - leases executed	$66.71	$64.32	$64.69	$67.50	$64.48
Previously escalated cash rents psf	$65.40	$61.12	$61.34	$61.06	$56.23
Percentage of new cash rent over previously escalated rents	2.0%	5.2%	5.5%	10.6%	14.7%

Leasing commission costs per square foot	$18.13	$19.87	$26.37	$18.01	$17.02
Tenant improvement costs per square foot	68.02	63.31	89.42	90.21	64.58
Total LC and TI per square foot(2)	$86.15	$83.18	$115.79	$108.22	$81.60
Total LC and TI per square foot per year of weighted average lease term(3)	$12.49	$10.59	$10.56	$12.90	$10.39

Occupancy	88.8%	88.9%	87.3%	87.8%	87.6%

Second Quarter 2024 Property Summary - Leasing Activity by Quarter - (Continued) (unaudited)

	Three Months Ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Greater New York Metropolitan Area Office Portfolio
Total leases executed	1	2	2	2	3

Total square footage executed	1,680	9,986	21,427	9,854	17,840
Average starting cash rent psf - leases executed	$50.00	$53.75	N/A (4)	$42.53	$50.55
Previously escalated cash rents psf	$52.25	$59.64	N/A (4)	$41.00	$54.38
Percentage of new cash rent over previously escalated rents	(4.3)%	(9.9)%	N/A (4)	3.7%	(7.1)%

Leasing commission costs per square foot	$9.95	$19.29	$16.38	$9.35	$16.48
Tenant improvement costs per square foot	3.50	128.47	80.55	34.49	81.70
Total LC and TI per square foot(2)	$13.45	$147.76	$96.93	$43.84	$98.18
Total LC and TI per square foot per year of weighted average lease term(3)	$4.04	$18.59	$13.35	$7.92	$11.21

Occupancy	70.7%	76.8%	76.6%	79.3%	79.2%

Retail Portfolio
Total leases executed	3	1	3	1	3

Total square footage executed	8,990	2,458	7,452	3,187	10,164
Average starting cash rent psf - leases executed	$91.14	$400.00	$189.20	$169.44	$122.70
Previously escalated cash rents psf	$75.03	$378.97	$288.16	$169.31	$178.14
Percentage of new cash rent over previously escalated rents	21.5%	5.5%	(34.3)%	0.1%	(31.1)%

Leasing commission costs per square foot	$41.87	$193.06	$67.66	$123.73	$28.28
Tenant improvement costs per square foot	9.45	50.00	20.18	125.00	28.40
Total LC and TI per square foot(2)	$51.32	$243.06	$87.84	$248.73	$56.68
Total LC and TI per square foot per year of weighted average lease term(3)	$5.33	$23.15	$10.88	$15.55	$6.57

Occupancy	92.3%	89.8%	90.4%	90.4%	90.7%

Multifamily Portfolio
Percent occupied	97.9%	97.1%	98.1%	97.1%	97.4%
Total number of units	727	727	727	727	721

Notes:

(1)	Added in the quarter ended June 30, 2024, for all comparative periods we include "Early Renewals", defined as leases which were signed over two years prior to the lease expiration. Amounts listed as "Total Renewals" in prior periods have been renamed to "Current Renewals" above. Amounts for total leases executed, weighted average lease term, average free rent period, total square footage executed, average starting cash rent psf - leases executed, previously escalated cash rents psf, percentage of new cash rent over previously escalated rents, leasing commission costs per square foot, tenant improvement costs per square foot and total LC and TI per square foot for the quarters ended March 31, 2024, December 31, 2023 and September 30, 2023 have been adjusted to include the impact of the early renewals for those same prior quarters. There were no early renewals for the quarter ended June 30, 2023.
(2)	Presents all tenant improvement and leasing commission costs as if they were incurred in the period in which the lease was signed, which may be different than the period in which they were actually paid.
(3)	Added in the quarter ended June 30, 2024, for all comparative periods and is calculated by dividing the total LC and TI per square foot by the weighted average lease term.
(4)	Leases on spaces that have been vacant for more than two years are not included in the calculation of leasing spreads. The average starting cash rent psf for these two leases was $42.06.

Second Quarter 2024 Commercial Property Detail (unaudited)

						Annualized
Property Name	Location or Sub-Market	Rentable Square Feet (1)	Percent Occupied (2)	Percent Leased (3)	Annualized Rent (4)	Rent per Occupied Square Foot (5)	Number of Leases (6)
Office - Manhattan
The Empire State Building	Penn Station -Times Sq. South	2,713,930	89.0%	93.4%	$161,712,941	$66.97	145
One Grand Central Place	Grand Central	1,241,614	83.7%	91.5%	68,229,831	65.62	146
1400 Broadway (7)	Penn Station -Times Sq. South	917,281	92.6%	100.0%	50,613,173	59.59	19
111 West 33rd Street (8)	Penn Station -Times Sq. South	639,595	96.4%	100.0%	43,781,298	71.02	21
250 West 57th Street	Columbus Circle - West Side	474,790	83.4%	84.6%	26,248,935	66.32	30
501 Seventh Avenue	Penn Station -Times Sq. South	459,315	90.1%	90.1%	21,511,863	51.98	18
1359 Broadway	Penn Station -Times Sq. South	456,507	89.0%	89.0%	25,022,676	61.61	30
1350 Broadway (9)	Penn Station -Times Sq. South	370,922	82.9%	88.9%	18,747,768	61.00	48
1333 Broadway	Penn Station -Times Sq. South	296,349	94.4%	94.4%	16,258,595	58.10	13
Office - Manhattan		7,570,303	88.8%	93.3%	432,127,080	64.27	470

Office - Greater New York Metropolitan Area
Metro Center	Stamford, CT	281,985	70.7%	73.3%	11,279,809	56.54	19
Office - Greater New York Metropolitan Area		281,985	70.7%	73.3%	11,279,809	56.54	19

Total/Weighted Average Office Properties		7,852,288	88.2%	92.5%	443,406,889	64.05	489

Retail Properties
112 West 34th Street (8)	Penn Station -Times Sq. South	93,057	100.0%	100.0%	24,909,721	267.68	4
The Empire State Building	Penn Station -Times Sq. South	88,445	77.4%	77.4%	7,795,377	113.83	11
One Grand Central Place	Grand Central	70,810	100.0%	100.0%	7,848,437	110.84	12
1333 Broadway	Penn Station -Times Sq. South	67,001	100.0%	100.0%	10,150,505	151.50	4
250 West 57th Street	Columbus Circle - West Side	63,443	94.4%	94.4%	8,773,508	146.42	7
10 Union Square	Union Square	58,006	91.9%	91.9%	8,295,084	155.63	10
1542 Third Avenue	Upper East Side	56,211	95.0%	95.0%	2,502,430	46.87	3
1010 Third Avenue	Upper East Side	38,235	100.0%	100.0%	3,445,744	90.12	2
501 Seventh Avenue	Penn Station -Times Sq. South	27,213	73.1%	83.6%	1,409,969	70.91	6
1350 Broadway (9)	Penn Station -Times Sq. South	30,710	77.8%	77.8%	5,977,341	250.31	5
1359 Broadway	Penn Station -Times Sq. South	29,247	82.5%	99.4%	1,659,133	68.80	4
561 10th Avenue	Hudson Yards	11,822	100.0%	100.0%	1,592,752	134.73	2
77 West 55th Street	Midtown	25,388	100.0%	100.0%	2,054,538	80.93	3
1400 Broadway (7)	Penn Station -Times Sq. South	17,017	82.2%	82.2%	1,655,074	118.39	6
298 Mulberry Street	NoHo	10,365	100.0%	100.0%	1,807,793	174.41	1
Williamsburg Retail	Brooklyn	6,538	100.0%	100.0%	1,182,658	180.89	3
345 East 94th Street	Upper East Side	3,700	100.0%	100.0%	270,872	73.21	1
Total/Weighted Average Retail Properties		697,208	92.3%	93.5%	91,330,936	141.85	84

Portfolio Total		8,549,496	88.5%	92.6%	$534,737,825	$70.67	573

Notes:
(1)	Excludes (i) 177,632 square feet of space across the Company's portfolio attributable to building management use and tenant amenities, (ii) 85,334 square feet of space attributable to the Company's Observatory, (iii) square footage related to the Company's residential units.
(2)	Based on leases signed and commenced as of June 30, 2024.
(3)	Includes occupied space plus leases signed but not commenced as of June 30, 2024.
(4)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(5)	Represents annualized rent under leases commenced as of June 30, 2024 divided by occupied square feet.
(6)	Represents the number of leases at each property or on a portfolio basis. If a tenant has more than one lease, whether or not at the same property, but with different expirations, the number of leases is calculated equal to the number of leases with different expirations.
(7)	Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 39 years (expiring December 31, 2063).
(8)	Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 53 years (expiring June 10, 2077).
(9)	Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 26 years (expiring July 31, 2050).

Second Quarter 2024 Total Portfolio Expirations and Vacates Summary (unaudited and in square feet)

	Actual	Actual	Forecast (1)		Forecast (1)
	Three Months Ended
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	July to Dec. 2024	Full Year 2025
Total Office and Retail Portfolio (2)
Total expirations	107,698	121,378	183,306	143,199	326,505	559,315
Less: broadcasting	-	-	(1,417)	-	(1,417)	-
Office and retail expirations	107,698	121,378	181,889	143,199	325,088	559,315

Renewals & relocations (3)	48,811	18,004	55,822	19,094	74,916	111,712
New leases (4)	4,389	70,641	24,260	6,738	30,998	141,747
Vacates (5)	54,498	32,733	101,807	102,443	204,250	170,712
Unknown (6)	-	-	-	14,924	14,924	135,144
Total Office and Retail Portfolio expirations and vacates	107,698	121,378	181,889	143,199	325,088	559,315

Manhattan Office Portfolio
Total expirations	82,998	121,378	182,893	126,229	309,122	512,140
Less: broadcasting	-	-	(1,417)	-	(1,417)	-
Office expirations	82,998	121,378	181,476	126,229	307,705	512,140

Renewals & relocations (3)	41,288	18,004	55,822	19,094	74,916	103,345
New leases (4)	4,389	70,641	24,260	6,738	30,998	132,797
Vacates (5)	37,321	32,733	101,394	88,013	189,407	162,422
Unknown (6)	-	-	-	12,384	12,384	113,576
Total expirations and vacates	82,998	121,378	181,476	126,229	307,705	512,140

Greater New York Metropolitan Area Office Portfolio
Office expirations	-	-	-	2,540	2,540	23,304

Renewals & relocations (3)	-	-	-	-	-	2,089
New leases (4)	-	-	-	-	-	-
Vacates (5)	-	-	-	-	-	-
Unknown (6)	-	-	-	2,540	2,540	21,215
Total expirations and vacates	-	-	-	2,540	2,540	23,304

Retail Portfolio
Retail expirations	24,700	-	413	14,430	14,843	23,871

Renewals & relocations (3)	7,523	-	-	-	-	6,278
New leases (4)	-	-	-	-	-	8,950
Vacates (5)	17,177	-	413	14,430	14,843	8,290
Unknown (6)	-	-	-	-	-	353
Total expirations and vacates	24,700	-	413	14,430	14,843	23,871

Notes:
(1)	These forecasts, which are subject to change, are based on management's current expectations, including, among other things, discussions with and other information provided by tenants as well as management's analyses of past historical trends.
(2)	Any lease on month to month or short-term will re-appear in "Actual" in each period until tenant has vacated or renewed, and thus it would be double counted if periods were cumulated. "Forecast" avoids double counting.
(3)	For forecasted periods, “Renewals & relocations” includes the following: tenants renew their existing leases in all or a portion of their current spaces; tenants which signed renewal leases for a term of less than six months and reappear in forecast periods in 2024; and tenants who move within a building or within the Company's portfolio.
(4)	For forecasted periods, “New Leases” represents leases that have been signed with a new tenant, a subtenant who signed a direct lease or a tenant who expanded. There may be downtime between the lease expiration and the new lease commencement.
(5)	For forecasted periods, “Vacates” assumes a tenant elects not to renew at the end of their existing lease or exercises an early termination option; leases that the Company decides not to renew at the end of tenants' existing lease due to anticipated future redevelopment or for other reasons. This also may include early lease terminations.
(6)	For forecasted periods, "Unknown" represents tenants whose intentions are unknown.

Second Quarter 2024 Tenant Lease Expirations (unaudited)

	Number of Leases Expiring(1)	Rentable Square Feet Expiring (2)	Percent of Portfolio Rentable Square Feet Expiring	Annualized Rent (3)	Percent of Annualized Rent	Annualized Rent Per Rentable Square Foot
Total Office and Retail Lease Expirations
Available	-	631,716	7.4%	$-	0.0%	$-
Signed leases not commenced	26	351,075	4.1%	-	0.0%	-
2Q 2024 (4)	5	64,788	0.8%	3,846,657	0.7%	59.37
3Q 2024	15	118,518	1.4%	6,910,268	1.3%	58.31
4Q 2024	32	143,199	1.7%	8,091,665	1.5%	56.51
Total 2024	52	326,505	3.9%	18,848,590	3.5%	57.73
1Q 2025	23	120,947	1.4%	8,822,343	1.6%	72.94
2Q 2025	17	134,406	1.6%	10,853,637	2.0%	80.75
3Q 2025	16	69,907	0.8%	4,503,444	0.8%	64.42
4Q 2025	22	234,055	2.7%	16,382,325	3.1%	69.99
Total 2025	78	559,315	6.5%	40,561,749	7.5%	72.52
2026	69	588,107	6.9%	36,918,071	6.9%	62.77
2027	88	700,719	8.2%	48,983,013	9.2%	69.90
2028	60	937,982	11.0%	54,913,877	10.3%	58.54
2029	53	895,260	10.5%	72,651,924	13.6%	81.15
2030	39	716,215	8.4%	51,276,458	9.6%	71.59
2031	23	184,302	2.2%	21,516,329	4.0%	116.74
2032	27	344,862	4.0%	26,040,073	4.9%	75.51
2033	27	240,590	2.8%	17,595,319	3.3%	73.13
2034	21	250,005	2.9%	19,974,084	3.7%	79.89
Thereafter	36	1,822,843	21.2%	125,458,340	23.5%	68.83
Total	599	8,549,496	100.0%	$534,737,827	100.0%	$70.67

Manhattan Office Properties (5)
Available	-	510,853	6.7%	$-	0.0%	$-
Signed leases not commenced	21	336,109	4.4%	-	0.0%	-
2Q 2024 (4)	5	64,788	0.9%	3,846,657	0.9%	59.37
3Q 2024	14	118,105	1.6%	6,893,025	1.6%	58.36
4Q 2024	30	126,229	1.7%	7,133,505	1.7%	56.51
Total 2024	49	309,122	4.2%	17,873,187	4.2%	57.82
1Q 2025	22	118,647	1.6%	8,330,659	1.9%	70.21
2Q 2025	15	117,166	1.5%	7,995,349	1.9%	68.24
3Q 2025	14	57,547	0.8%	3,798,888	0.9%	66.01
4Q 2025	17	218,780	2.9%	14,391,067	3.3%	65.78
Total 2025	68	512,140	6.8%	34,515,963	8.0%	67.40
2026	60	493,118	6.5%	31,080,105	7.2%	63.03
2027	78	624,784	8.3%	40,146,523	9.3%	64.26
2028	54	921,448	12.2%	53,020,553	12.3%	57.54
2029	41	766,689	10.1%	49,541,326	11.5%	64.62
2030	30	620,879	8.2%	40,442,659	9.4%	65.14
2031	13	97,882	1.3%	7,262,599	1.7%	74.20
2032	20	312,806	4.1%	23,104,182	5.3%	73.86
2033	15	141,059	1.9%	8,821,695	2.0%	62.54
2034	15	229,340	3.0%	15,688,933	3.6%	68.41
Thereafter	27	1,694,074	22.3%	110,629,355	25.5%	65.30
Total Manhattan office properties	491	7,570,303	100.0%	$432,127,080	100.0%	$64.27

Second Quarter 2024 Tenant Lease Expirations (unaudited)

	Number of Leases Expiring(1)	Rentable Square Feet Expiring(2)	Percent of Portfolio Rentable Square Feet Expiring	Annualized Rent (3)	Percent of Annualized Rent	Annualized Rent Per Rentable Square Foot
Greater New York Metropolitan Area Office Portfolio
Available	-	75,351	26.7%	$-	0.0%	$-
Signed leases not commenced	1	7,137	2.4%	-	0.0%	-
2Q 2024 (4)	-	-	0.0%	-	0.0%	-
3Q 2024	-	-	0.0%	-	0.0%	-
4Q 2024	1	2,540	0.9%	63,500	0.6%	25.00
Total 2024	1	2,540	0.9%	63,500	0.6%	25.00
1Q 2025	-	-	0.0%	-	0.0%	-
2Q 2025	-	-	0.0%	-	0.0%	-
3Q 2025	2	12,360	4.4%	704,556	6.2%	57.00
4Q 2025	2	10,944	3.9%	694,031	6.2%	63.42
Total 2025	4	23,304	8.3%	1,398,587	12.4%	60.01
2026	1	23,268	8.3%	1,395,039	12.4%	59.96
2027	4	21,546	7.6%	1,214,780	10.8%	56.38
2028	2	11,480	4.1%	635,538	5.6%	55.36
2029	2	12,183	4.3%	693,381	6.1%	56.91
2030	2	26,973	9.6%	1,572,084	13.9%	58.28
2031	1	15,030	5.3%	820,187	7.3%	54.57
2032(6)	1	-	0.0%	6,365	0.1%	-
2033	1	63,173	22.5%	3,480,347	30.8%	55.09
2034	-	-	0.0%	-	0.0%	-
Thereafter	-	-	0.0%	-	0.0%	-
Total greater New York metropolitan area office portfolio	20	281,985	100.0%	$11,279,809	100.0%	$56.54

Retail Properties
Available	-	45,512	6.5%	$-	0.0%	$-
Signed leases not commenced	4	7,829	1.1%	-	0.0%	-
2Q 2024 (4)	-	-	0.0%	-	0.0%	-
3Q 2024	1	413	0.1%	17,243	0.0%	41.75
4Q 2024	1	14,430	2.1%	894,660	1.0%	62.00
Total 2024	2	14,843	2.2%	911,903	1.0%	61.44
1Q 2025	1	2,300	0.3%	491,684	0.5%	213.78
2Q 2025	2	17,240	2.5%	2,858,288	3.1%	165.79
3Q 2025	-	-	0.0%	-	0.0%	-
4Q 2025	3	4,331	0.6%	1,297,227	1.4%	299.52
Total 2025	6	23,871	3.4%	4,647,199	5.0%	194.68
2026	8	71,721	10.3%	4,442,926	4.9%	61.95
2027	6	54,389	7.8%	7,621,710	8.3%	140.13
2028	4	5,054	0.7%	1,257,786	1.4%	248.87
2029	10	116,388	16.7%	22,417,217	24.5%	192.61
2030	7	68,363	9.8%	9,261,714	10.1%	135.48
2031	9	71,390	10.2%	13,433,543	14.7%	188.17
2032	6	32,056	4.6%	2,929,526	3.2%	91.39
2033	11	36,358	5.2%	5,293,277	5.8%	145.59
2034	6	20,665	3.0%	4,285,151	4.7%	207.36
Thereafter	9	128,769	18.5%	14,828,985	16.4%	115.16
Total retail properties	88	697,208	100.0%	$91,330,937	100.0%	$141.85

Notes:

(1)	If a tenant has more than one lease, whether or not at the same property, but with different expirations, the number of leases is calculated equal to the number of leases with different expirations.
(2)	Excludes (i) 177,632 square feet of space across the Company's portfolio attributable to building management use and tenant amenities, (ii) 85,334 square feet of space attributable to the Company's Observatory, and (iii) square footage related to the Company's residential units.
(3)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(4)	Represents leases that are included in occupancy as of June 30, 2024 and expire on June 30, 2024.
(5)	Excludes (i) retail space in the Manhattan office and (ii) the Empire State Building broadcasting licenses and Observatory operations.
(6)	Represents a telecom lease with no square footage.

Second Quarter 2024 20 Largest Tenants and Portfolio Tenant Diversification by Industry (unaudited)

				Weighted		Percent of
				Average	Total	Portfolio		Percent of
				Remaining	Occupied	Rentable		Portfolio
			Lease	Lease	Square	Square	Annualized	Annualized
20 Largest Tenants		Property	Expiration (1)	Term(2)	Feet (3)	Feet (4)	Rent (5)	Rent (6)
1.	LinkedIn	Empire State Building	Aug. 2036	12.2 years	501,409	5.90%	$35,069,711	6.60%
2.	Flagstar Bank	1400 Broadway	Aug. 2039	15.2 years	313,109	3.70%	18,792,986	3.50%
3.	Centric Brands Inc.	Empire State Building	Oct. 2028	4.3 years	252,929	3.00%	13,969,655	2.60%
4.	PVH Corp.	501 Seventh Avenue	Oct. 2028	4.3 years	237,281	2.80%	12,302,889	2.30%
5.	Sephora	112 West 34th Street	Jan. 2029	4.6 years	11,334	0.10%	10,543,956	2.00%
6.	Target	112 West 34th St., 10 Union Sq.	Jan. 2038	13.6 years	81,340	1.00%	9,382,132	1.80%
7.	Coty Inc.	Empire State Building	Jan. 2030	5.6 years	156,187	1.80%	9,070,671	1.70%
8.	Macy's	111 West 33rd Street	May 2030	5.9 years	131,117	1.50%	8,803,204	1.60%
9.	Li & Fung	1359 Broadway, ESB	Oct. 2027 - Oct. 2028	4.0 years	149,061	1.70%	8,245,864	1.50%
10.	Urban Outfitters	1333 Broadway	Sep. 2029	5.3 years	56,730	0.70%	8,180,619	1.50%
11.	Institutional Capital Network, Inc.	One Grand Central Place	Feb. 2040	15.7 years	111,611	1.30%	8,114,229	1.50%
12.	Footlocker	112 West 34th Street	Sep. 2031	7.3 years	34,192	0.40%	7,777,115	1.50%
13.	Federal Deposit Insurance Corp.	Empire State Building	Dec. 2025	1.5 years	119,226	1.40%	7,638,979	1.40%
14.	HNTB Corporation	Empire State Building	Feb. 2029	4.7 years	105,143	1.20%	7,541,912	1.40%
15.	The Michael J. Fox Foundation	111 West 33rd Street	Nov. 2029	5.4 years	86,492	1.00%	6,519,359	1.20%
16.	Fragomen	1400 Broadway	Feb. 2035	10.7 years	107,680	1.30%	6,292,009	1.20%
17.	Shutterstock, Inc.	Empire State Building	Apr. 2029	4.8 years	104,386	1.20%	6,223,370	1.20%
18.	Burlington Merchandising Corp.	1400 Broadway	Jan. 2038	13.6 years	102,898	1.20%	6,145,288	1.10%
19.	ASCAP	250 West 57th Street	Aug. 2034	10.2 years	87,943	1.00%	5,997,648	1.10%
20.	The Interpublic Group, Inc.	1400 Broadway, 111 West 33rd St.	Jul. 2024 - Feb. 2025	0.3 years	77,364	0.90%	5,001,478	0.90%
	Total				2,827,432	33.1%	$201,613,074	37.6%

Notes:
(1)	Expiration dates are per lease and do not assume exercise of renewal or extension options. For tenants with more than two leases, the lease expiration is shown as a range.
(2)	Represents the weighted average lease term based on annualized rent.
(3)	Based on leases signed and commenced as of June 30, 2024.
(4)	Represents the percentage of rentable square feet of the Company's office and retail portfolios in the aggregate.
(5)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(6)	Represents the percentage of annualized rent of the Company's office and retail portfolios in the aggregate.

Portfolio Tenant Diversification by Industry (based on annualized rent)

Second Quarter 2024 Capital Expenditures and Redevelopment Program and Leasing Opportunity (unaudited and dollars in thousands)

	Three Months Ended
Capital expenditures	June 30 2024	March 31 2024	December 31, 2023	September 30, 2023	June 30, 2023
Tenant improvements - first generation	$-	$-	$-	$-	$-
Tenant improvements - second generation	25,087	27,404	28,817	18,047	19,823
Leasing commissions - first generation	129	35	125	203	98
Leasing commissions - second generation	3,807	9,730	5,706	2,319	4,370
Building improvements - first generation	-	-	-	-	-
Building improvements - second generation	11,362	13,509	12,102	7,425	8,879
Non-recurring capital improvements	5,979	6,464	4,420	5,226	3,935
Total	$46,364	$57,142	$51,170	$33,220	$37,105

Leasing Opportunity - Inventory of Current Vacant Space as of June 30, 2024 (in square feet) (1)

Total Portfolio vacant space	983,000

Signed leases not commenced ("SLNC"):
Manhattan Office Properties SLNC	336,000
Greater New York Office Properties SLNC	7,000
Retail Properties SLNC	8,000
Greater New York Office Properties	75,000
Retail Properties	46,000
Manhattan Office Properties	422,000
Manhattan Office Properties off market	46,000
Manhattan Office Properties other	43,000
Total	983,000

Notes:
(1)	These estimates are based on the Company's current budgets and are subject to change.

Second Quarter 2024 Observatory Summary (unaudited and dollars in thousands)

		Three Months Ended
	Twelve Months to Date	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Observatory NOI
Observatory revenue (1)	$132,499	$34,124	$24,596	$36,217	$37,562	$33,433
Observatory expenses	36,142	8,958	8,431	9,282	9,471	8,657
NOI	96,357	25,166	16,165	26,935	28,091	24,776
Intercompany rent expense (2)	80,705	20,980	16,067	21,545	22,113	20,942
NOI after intercompany rent	$15,652	$4,186	$98	$5,390	$5,978	$3,834

Observatory Metrics
Number of visitors (3)		648,000	485,000	711,000	743,000	666,000
Change in visitors year over year		(2.7)%	9.5%	7.7%	8.2%	16.2%
Number of bad weather days ("BWD") (4)		8	17	11	10	12

Notes:

(1)	Observatory revenues include the fixed license fee received from WDFG North America, the Observatory gift shop operator. For the three months ended June 30, 2024, March 31, 2024, December 31, 2023, September 30, 2023, and June 30, 2023, the fixed license fee was $1,855, $1,855, $1,807, $1,807 and $1,807, respectively.
(2)	The Observatory pays a market-based rent payment comprised of fixed and percentage rent to the Empire State Building. Intercompany rent is eliminated upon consolidation.
(3)	Reflects the number of visitors who pass through the turnstile, excluding visitors who make a second visit on the same ticket at no additional charge.
(4)	The Company defines a bad weather day as one in which the top of the Empire State Building is obscured from view for more than 50% of the day.

Annual Observatory NOI 2018 to 2023

Notes:

(1)	The 102nd floor Observatory was closed for approximately nine months in 2019 for renovations.
(2)	Due to the COVID-19 pandemic, the Observatory was closed on March 16, 2020. The 86th floor Observatory reopened on July 20, 2020 and the 102nd floor Observatory reopened on August 24, 2020.
(3)	The Observatory continued to experience a gradual recovery in visitors due to the COVID-19 pandemic.

Second Quarter 2024
Funds from Operations ("FFO"), Modified Funds From Operations ("Modified FFO"), Core Funds
from Operations ("Core FFO"), Core Funds Available for Distribution ("Core FAD") and EBITDA
(unaudited and in thousands, except per share amounts)

	Three Months Ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Reconciliation of Net Income to FFO, Modified FFO and Core FFO
Net Income	$28,555	$10,215	$15,830	$19,928	$36,955
Non-controlling interests in other partnerships	-	(4)	1	(111)	(1)
Preferred unit distributions	(1,051)	(1,050)	(1,050)	(1,050)	(1,051)
Real estate depreciation and amortization	46,398	44,857	48,548	45,174	44,887
(Gain) loss on dispostion of properties	(10,803)	-	2,497	-	(13,565)
FFO attributable to common stockholders and the Operating Partnership	63,099	54,018	65,826	63,941	67,225
Amortization of below-market ground lease	1,958	1,958	1,958	1,957	1,958
Modified FFO attributable to common stockholders and the Operating Partnership	65,057	55,976	67,784	65,898	69,183
Interest expense associated with property in receivership	628	-	-	-	-
Loss on early extinguishment of debt	-	553	-	-	-
Core FFO attributable to common stockholders and the Operating Partnership	$65,685	$56,529	$67,784	$65,898	$69,183

Total weighted average shares and Operating Partnership units
Basic	264,676	264,562	262,775	262,756	262,903
Diluted	268,716	267,494	267,003	266,073	264,196

FFO attributable to common stockholders and the Operating Partnership per share and unit
Basic	$0.24	$0.20	$0.25	$0.24	$0.26
Diluted	$0.23	$0.20	$0.25	$0.24	$0.25

Modified FFO attributable to common stockholders and the Operating Partnership per share and unit
Basic	$0.25	$0.21	$0.26	$0.25	$0.26
Diluted	$0.24	$0.21	$0.25	$0.25	$0.26

Core FFO attributable to common stockholders and the Operating Partnership per share and unit
Basic	$0.25	$0.21	$0.26	$0.25	$0.26
Diluted	$0.24	$0.21	$0.25	$0.25	$0.26

Reconciliation of Core FFO to Core FAD
Core FFO	$65,685	$56,529	$67,784	$65,898	$69,183
Add:
Amortization of deferred financing costs	1,050	1,019	1,075	1,089	1,088
Non-real estate depreciation and amortization	1,074	1,107	1,077	1,298	1,248
Amortization of non-cash compensation expense	6,388	3,449	5,294	4,989	5,369
Amortization of loss on interest rate derivative	1,480	1,527	1,527	1,527	1,527
Deduct:
Straight-line rental revenues, above/below market rent, and other non-cash adjustments	(2,744)	(3,904)	(3,013)	(5,569)	(12,534)
Corporate capital expenditures	(157)	(238)	(71)	(90)	(225)
Tenant improvements - second generation	(25,087)	(27,404)	(28,817)	(18,047)	(19,823)
Building improvements - second generation	(11,362)	(13,509)	(12,102)	(7,425)	(8,879)
Leasing commissions - second generation	(3,807)	(9,730)	(5,706)	(2,319)	(4,370)
Core FAD (1)	$32,521	$8,846	$27,047	$41,351	$32,584

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
Net income	$28,555	$10,215	$15,830	$19,928	$36,955
Interest expense	25,323	25,128	25,393	25,382	25,405
Interest expense associated with property in receivership	628	-	-	-	-
Income tax expense (benefit)	750	(655)	1,792	1,409	733
Depreciation and amortization	47,473	46,081	49,599	46,624	46,280
EBITDA	102,729	80,769	92,614	93,343	109,373
(Gain) loss on disposition of properties	(10,803)	-	2,497	-	(13,565)
Adjusted EBITDA	$91,926	$80,769	$95,111	$93,343	$95,808

(1)	Beginning in the three months ended December 31, 2023, we have eliminated a deduction of other non-recurring capital improvements from Core FFO to arrive at Core FAD and the related Core FAD payout ratio. We made this modification to the calculation of Core FAD for the other periods presented; in our previous supplemental reports prior to this change, Core FAD was $35,922 and $28,551 for the three months ended September 30, 2023 and June 30, 2023, respectively.

Second Quarter 2024 Debt Summary (unaudited and dollars in thousands)

	June 30, 2024			March 31, 2024
		Weighted Average			Weighted Average
		Interest	Maturity		Interest	Maturity
Debt Summary	Balance	Rate	(Years)	Balance	Rate	(Years)
Mortgage debt (1)	$713,177	3.64%	5.8	$890,529	3.77%	5.5
Senior unsecured notes	1,200,000	4.69%	5.8	975,000	4.05%	5.9
Unsecured term loan facilities (2)	270,000	4.19%	3.3	270,000	4.12%	3.5
Unsecured revolving credit facility (3)	120,000	4.04%	4.7	120,000	4.03%	4.9
Total fixed rate debt	2,303,177	4.27%	5.4	2,255,529	3.97%	5.4

Unsecured term loan facilities (4)	-	-	-	-	-	-
Unsecured revolving credit facility (4)	-	-	4.7	-	-	4.9
Total variable rate debt	-	-	4.7	-	-	4.9

Total debt	2,303,177	4.27%	5.4	2,255,529	3.97%	5.4
Deferred financing costs, net	(10,844)			(9,834)
Debt discount	(6,574)			(6,769)
Total	$2,285,759			$2,238,926

		Outstanding at
		June 30,	Letters	Available
Available Capacity	Facility	2024	of Credit	Capacity
Unsecured revolving credit facility (5)	$620,000	$120,000	$-	$500,000

			Current		In
Covenant Summary	Required		Quarter		Compliance
Maximum Total Leverage(6)	<60%		32.7%		Yes
Maximum Secured Leverage (6)	<40%		11.1%		Yes
Minimum Fixed Charge Coverage	>1.50	x	3.2	x	Yes
Minimum Unencumbered Interest Coverage	>1.75	x	5.6	x	Yes
Maximum Unsecured Leverage (6)	<60%		26.2%		Yes

Notes:

(1)	As of June 30, 2024, excludes First Stamford Place, Stamford, CT, which was placed into receivership in May 2024.
(2)	SOFR is fixed at 2.56% for $175 million and 2.63% for $95 million under variable to fixed interest rate swap agreements.
(3)	SOFR is fixed at 2.63% for $120 million under a variable to fixed interest rate swap agreement.
(4)	As of June 30, 2024, each of our unsecured term loan facilities and the balance drawn on our revolving credit facility are fixed under variable to fixed interest rate swap agreements.
(5)	This unsecured revolving credit facility matures in March 2029, inclusive of two additional six-month extension options.
(6)	Represents the ratio of total indebtedness to total asset value as determined in accordance with the credit facility agreement.

Second Quarter 2024 Debt Detail (unaudited and dollars in thousands)

	Stated
	Interest	Principal	Maturity
	Rate (%)	Balance	Date	Amortization
Metro Center(1)	3.59%	$78,774	11/5/2024	30 years
10 Union Square	3.70%	50,000	4/1/2026	Interest only
1542 Third Avenue	4.29%	30,000	5/1/2027	Interest only
1010 Third Avenue & 77 West 55th St.	4.01%	34,508	1/5/2028	30 years
250 West 57th Street	2.83%	180,000	12/1/2030	Interest only
1333 Broadway	4.21%	160,000	2/5/2033	Interest only
345 East 94th Street - Series A	70% of SOFR plus 0.95%	43,600	11/1/2030	Interest only
345 East 94th Street - Series B	SOFR plus 2.24%	6,857	11/1/2030	30 years
561 10th Avenue - Series A	70% of SOFR plus 1.07%	114,500	11/1/2033	Interest only
561 10th Avenue - Series B	SOFR plus 2.45%	14,938	11/1/2033	30 years
Total fixed rate mortgage debt		713,177

Unsecured term loan facility	SOFR plus 1.50%	175,000	12/31/2026	Interest only
Unsecured term loan facility	SOFR plus 1.50%	95,000	3/8/2029	Interest only
Unsecured revolving credit facility	SOFR plus 1.30%	120,000	3/8/2029	Interest only
Senior unsecured notes:
Series A	3.93%	100,000	3/27/2025	Interest only
Series B	4.09%	125,000	3/27/2027	Interest only
Series C	4.18%	125,000	3/27/2030	Interest only
Series D	4.08%	115,000	1/22/2028	Interest only
Series E	4.26%	160,000	3/22/2030	Interest only
Series F	4.44%	175,000	3/22/2033	Interest only
Series G	3.61%	100,000	3/17/2032	Interest only
Series H	3.73%	75,000	3/17/2035	Interest only
Series I	7.20%	155,000	6/17/2029	Interest only
Series J	7.32%	45,000	6/17/2031	Interest only
Series K	7.41%	25,000	6/17/2034	Interest only
Total / weighted average debt	4.27%	2,303,177
Deferred financing costs, net		(10,844)
Debt discount		(6,574)
Total		$2,285,759

Note:

(1)	In July 2024, this loan was refinanced and the new principal balance of $72 million will be interest only at the same interest rate of 3.6%, with a maturity of November 2029, inclusive of a one-year extension option.

Second Quarter 2024 Debt Maturities and Ground Lease Commitments (unaudited and dollars in thousands)

					Weighted
					Average
					Interest
				Percentage of	Rate of
Year	Maturities (1)	Amortization	Total	Total Debt	Maturing Debt
2024 (2)	$77,675	$2,827	$80,502	3.5%	3.59%
2025	100,000	3,664	103,664	4.5%	3.93%
2026	225,000	3,957	228,957	9.9%	4.06%
2027	155,000	4,276	159,276	6.9%	4.13%
2028	146,092	3,556	149,648	6.5%	4.06%
2029	370,000	3,988	373,988	16.2%	5.42%
2030	508,600	4,413	513,013	22.3%	3.67%
2031	45,000	3,283	48,283	2.1%	7.32%
2032	100,000	3,591	103,591	4.5%	3.61%
2033	439,007	3,248	442,255	19.2%	4.20%
Thereafter	100,000	-	100,000	4.4%	4.65%
Total debt	$2,266,374	$36,803	2,303,177	100.0%	4.27%
Deferred financing costs, net			(10,844)
Debt discount			(6,574)
Total			$2,285,759

Debt Maturity Profile

Ground Lease Commitments (3)

Year	1350 Broadway (4)	1400 Broadway (5)	111 West 33rd Street (6)	Total
2024	$54	$338	$368	$760
2025	108	675	735	1,518
2026	93	675	735	1,503
2027	72	675	735	1,482
2028	72	675	735	1,482
Thereafter	1,584	23,625	35,586	60,795
	$1,983	$26,663	$38,894	$67,540

Notes:
(1)	Assumes extension options are exercised for the 2029 maturities of the term loan and revolving credit facility.
(2)	In July 2024, the Metro Center loan was refinanced and the new principal balance of $72 million will be interest only at the same interest rate of 3.6%, with a maturity of November 2029, inclusive of a one-year extension option.
(3)	There are no fair value market resets, no step-ups, and no escalations in the three ground lease commitments.
(4)	Expires July 31, 2050 with a remaining term, including unilateral extension rights available to the Company, of approximately 26 years.
(5)	Expires December 31, 2063 with a remaining term, including unilateral extension rights available to the Company, of approximately 39 years.
(6)	Expires June 10, 2077 with a remaining term, including unilateral extension rights available to the Company, of approximately 53 years.